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                                                                    Exhibit 99.1

FOR IMMEDIATE RELEASE
November 10, 2000


        Anker Coal Group Announces Third Quarter and Year-To-Date Results

         Morgantown, WV - Anker Coal Group, Inc. (the "Company") today reported its financial results for the third quarter and for the nine month period ended September 30, 2000.

RESULTS FOR THIRD QUARTER OF 2000

         The Company reported adjusted EBITDA of $5.4 million for the quarter ended September 30, 2000, an increase of 2% from adjusted EBITDA of $5.3 million in the same period of 1999.

         The cost per ton of operations and selling expenses for company-produced and brokered coal for the quarter ended September 30, 2000, was $24.93 compared to $24.84 per ton for the quarter ended September 30, 1999, an increase of less than 1%.

         The Company reported revenues of $58.4 million for the third quarter of 2000, a decrease of 3% from the $60.0 million of revenues for the same period of 1999. The decrease in revenues was primarily attributable to the lower coal sales volume and was partially offset by increased sales volume in the Company's ash and waste fuel operations.

         Gross profit for the third quarter of 2000 was $1.5 million compared to gross profit of $1.4 million for the third quarter of 1999. Net loss declined $2.1 million, or 38%, from a net loss of $5.6 million in the third quarter of 1999 to a net loss of $3.5 million in the current quarter. Bruce Sparks, President of the Company, noted that "although the Company recorded a third quarter net loss, the fact that we have maintained our gross profit levels and reduced our net loss, despite slightly lower revenue, is evidence that the Company's revised business plan continues to have a positive impact on the Company's financial performance."

RESULTS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000

         The Company also reported adjusted EBITDA of $17.7 million for the nine months ended September 30, 2000, as compared to adjusted EBITDA of $13.9 million for the same period of 1999, an increase of $3.8 million or 27%.

         The cost per ton of operations and selling expenses for company-produced and brokered coal was $24.66 for the nine months ended September 30, 2000, compared to $25.00 per ton for the same period of 1999, a decrease of 1%.

         The Company also reported revenues for the first nine months of 2000 of $170.7 million, a decrease of 2% from the $173.7 million of revenues for the first nine months of 1999. The decline in revenues was primarily attributable to lower sales volume of company-produced coal. This was partially offset by increased sales volume in both the Company's brokered coal operations and its ash and waste fuel operations.

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         Gross profit for the nine months ended September 30, 2000, was $6.2 million compared to $2.9 million for the same period of 1999, an increase of $3.3 million, or 114%. Net loss declined $8.3 million, or 46%, from a net loss of $17.9 million for the nine month period ended September 30, 1999, to a net loss of $9.6 million for the nine month period ended September 30, 2000.

         The Company will hold a conference call on November 20, 2000 to review its third quarter results. The conference will take place at 11:00 a.m. eastern time. Within the U.S., interested parties may call 1 (800) 289-0437. Outside the U.S., interested parties must dial 1 (913) 981-5508. The Company asks listeners to dial in at least five minutes prior to the start of the call.

         Adjusted EBITDA represents earnings before interest, taxes, depreciation, depletion, amortization, non-cash stock compensation, unusual charges, loss on impairment of investment, life insurance proceeds, financial restructuring charges and extraordinary items. Adjusted EBITDA is not a measure of financial performance under generally accepted accounting principles and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with generally accepted accounting principles. Gross profit represents coal sales and related revenue less cost of operations and selling expenses and depreciation, depletion and amortization.

         This release may contain statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Actual results may differ materially from those described or implied herein as a result of various factors, many of which are beyond the Company's control.

         Anker Coal Group, Inc. and its subsidiaries produce and sell coal used principally for electric generation and steel production in the eastern United States.

         Contact Bruce Sparks, President, Anker Coal Group, Inc. at
(304) 594-1616.


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